As filed with the Securities and Exchange Commission on June 26, 2009

Registration Nos. 333-159741, 333-159741-01, 333-159741-02, 333-159741-03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIONBANCAL CORPORATION	DELAWARE	94-1234979

UNIONBANCAL FINANCE TRUST II	DELAWARE	94-3313838

UNIONBANCAL FINANCE TRUST III	DELAWARE	94-3313845

UNIONBANCAL FINANCE TRUST IV	DELAWARE	94-3313846
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 California Street

San Francisco, California 94104-1302

(415) 765-2969

(Address and telephone number of Registrant’s principal executive offices)

Morris W. Hirsch, Esq.
Senior Executive Vice President
and General Counsel
400 California Street
San Francisco, California 94104-1302
(415) 765-2969

(Name, address and telephone number of agent for service)

Copy to: Rodney R. Peck, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(3)	Proposed Maximum Aggregate Offering Price (2)(4)(5)	Amount of Registration Fee
Preferred Stock of UnionBanCal Corporation

Depositary Shares representing Preferred Stock of UnionBanCal Corporation(6)

Trust Preferred Securities of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV

Senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, “Debt Securities”) of UnionBanCal Corporation

Guarantee of Preferred Securities of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, by UnionBanCal Corporation(7)	$1,500,000,000	$38,964.27	(8)(9)

(1)

Only primary offerings of investment grade securities (within the meaning of General Instruction I.B.2 of Form F-3) for cash that are not convertible into shares of common equity are being registered pursuant to this Registration Statement.

(2)

Not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3. In U.S. dollars or their equivalent in foreign denominated currencies or composite currencies.

(3)

This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)

In no event will the aggregate initial public offering price of the Preferred Stock, Depositary Shares, Preferred Securities, and Debt Securities issued under this Registration Statement and the unsold securities registered under this Registration Statement exceed $1,500,000,000 or if any Preferred Securities or Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $1,500,000,000 to the Registrants or (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $1,500,000,000.

(6)

Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If fractional interests in shares of Preferred Stock are issued, Depositary Receipts will be distributed for such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(7)

Includes the rights of holders of the Preferred Securities and certain back-up obligations of UnionBanCal Corporation as further described in this Registration Statement. No separate consideration will be received for any Guarantees or the back-up obligations and, pursuant to Rule 457(n) under the Securities Act, no separate fee is payable in respect thereof.

(8)

Pursuant to Rule 457(p) under the Securities Act, the Registrants are applying the filing fee associated with unsold securities under the following registration statements against the fee that would otherwise be due in connection with this registration statement.

Registration Statement	Amount of Registration Fee Offset
333-151855	$11,746.77
333-127382	$32,988.96

Total: $44,735.73

The aggregate associated filing fees of $44,735.73 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee of $83,700 due for this Registration Statement and a balance of $38,964.27 is due for this Registration Statement.

(9)

The registration fee was paid in connection with the initial filing of this registration statement. As result, no additional registration fee is due in connection with the filing of this Pre-Effective Amendment No. 1.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 26, 2009

$1,500,000,000

UNIONBANCAL CORPORATION	UNIONBANCAL FINANCE TRUST II UNIONBANCAL FINANCE TRUST III UNIONBANCAL FINANCE TRUST IV

Preferred Stock, Depositary Shares and Debt Securities	Trust Preferred Securities Guaranteed By UnionBanCal Corporation

UNIONBANCAL CORPORATION

•                  may sell preferred stock to the public;

•                  may sell depositary shares representing preferred stock to the public;

•                  may sell debt securities to the public; and

•                  will fully, irrevocably and unconditionally guarantee the obligation of each trust to make payment of any trust preferred securities.

THE TRUSTS

Each of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV may:

•                  sell trust preferred securities to the public;

•                  sell trust common securities to UnionBanCal Corporation;

•                  use the proceeds from these sales to buy an equal amount of debt securities of UnionBanCal Corporation; and

•                  distribute the cash payments it receives on the debt securities it owns to the holders of the trust preferred and trust common securities.

Only primary offerings of investment grade securities for cash that are not convertible into shares of our common stock will be offered and sold pursuant to this prospectus. Generally, a security is an “investment grade” security if, at the time of sale, at least one nationally recognized statistical rating organization has rated the security in one of its generic rating categories that signifies investment grade, which is, typically, the four highest rating categories.

All of the issued and outstanding shares of common stock of UnionBanCal Corporation are held indirectly by Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan. Our principal executive offices are located at 400 California Street, San Francisco, California, 94104, telephone (415) 765-2969.

Investing in the securities being offered involves risks. See “Risk Factors” on page 2 of this prospectus.

We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is               , 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.5 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”  Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “UnionBanCal Corporation,” “the company,” “we,” “our,” “us” or similar terms refer to UnionBanCal Corporation, together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file reports and other information with the SEC. Such reports and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov, which is a website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement filed with the SEC by us and the trusts. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

•                       Annual Report on Form 10-K for the year ended December 31, 2008;

•                       Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009; and

•                       Current Report on Form 8-K dated March 16, 2009.

We also incorporate by reference any future filings (other than filings or portions of filings deemed furnished rather than filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, UnionBanCal Corporation, 400 California Street, San Francisco, California 94104 (telephone 415-765-2969).

The trusts will not be subject to the informational requirements of the Exchange Act.

You should rely only on the information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus and any accompanying prospectus supplement. We are offering to sell and are seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial position, results of operations or prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference herein or therein include or may include forward-looking statements which are subject to the “safe harbor” created by section 27A of the Securities Act of 1933, as amended, and section 21E of the Exchange Act. These forward-looking statements are intended to provide investors with additional information with which they may assess our future potential. All of these forward-looking statements are based on assumptions about an uncertain future and are based on information available to us at the date of these statements. Do not rely unduly on forward-looking statements. There are numerous risks and uncertainties that could and will cause actual results to differ materially compared to those discussed in our forward-looking statements. Many of these factors are beyond our ability to control or predict and could have a material adverse effect on the market price of our securities, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, those referred to in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. We do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made except to the extent required by the federal securities laws.

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and in any subsequent filings incorporated by reference into this prospectus.

UNIONBANCAL CORPORATION

Based in California, we are a financial holding company with assets of approximately $68.7 billion at March 31, 2009. Our principal subsidiary, Union Bank, N.A., had 335 banking offices in California, Oregon, and Washington and 2 international offices at March 31, 2009. We are a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. Our Web site is located at www.unionbank.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of this website into this prospectus.

THE TRUSTS

We created the Delaware statutory trusts by executing, as sponsor, separate Declarations of Trust with the trustees for each trust. The trusts are named UnionBanCal Finance Trust II, UnionBanCal Finance Trust III, and UnionBanCal Finance Trust IV (each a “Trust”). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for each Trust that will state the terms and conditions for each Trust to issue and sell its preferred securities and common securities. At this time we will also appoint a Property Trustee for such Trust. A form of such trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Trust will exist solely to:

•                       issue and sell its preferred and common securities;

•                       use the proceeds from the sale of its preferred and common securities to purchase a series of UnionBanCal Corporation’s debt securities; and

•                       engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust’s total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

The trust preferred securities will be guaranteed by UnionBanCal Corporation as described later in this prospectus and the applicable prospectus supplement.

We have appointed four trustees to conduct the Trusts’ business and affairs:

•                       BNY Mellon Trust of Delaware as the “Delaware Trustee”; and

•                       Three officers of UnionBanCal Corporation as the “Regular Trustees.”

Prior to the issuance of trust preferred securities, we will also appoint a Property Trustee for each Trust. Only UnionBanCal Corporation, as owner of the common securities of each Trust, can remove or replace the trustees. In addition, we can increase or decrease the number of trustees. The majority of trustees, however, will always be Regular Trustees.

We will pay all fees and expenses related to each Trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each Trust, except each Trust’s obligations under the related preferred and common securities.

The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons summarized above.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization, on a consolidated basis, as of March 31, 2009. The data should be read in conjunction with the consolidated financial statements and notes thereto included in the documents incorporated by reference in this prospectus.

As of March 31, 2009
(Dollars in thousands)
Borrowed Funds:
Federal funds purchased and securities sold under repurchase agreements (1)	$320,376
Commercial paper (1)	749,381
Other borrowed funds (1)	3,861,905

Total Borrowed Funds	$4,931,662

Medium- and Long-term Debt:
Federal Home Loan Bank Advances (1)	2,901,000
Floating rate notes due March 2011 (1)(3)	500,000
Floating rate notes due March 2012 (1)(3)	500,000
Fixed rate 5.25% notes due December 2013 (2)	445,167
Fixed rate 5.95% notes due May 2016 (1)	794,764

Total Medium- and Long-term Debt	$5,140,931

Junior subordinated debt payable to subsidiary grantor trust (2)	$13,867

Stockholder’s Equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	—
Common stock, par value $1 per share:
Authorized 300,000,000 shares; issued 136,330,829 shares	$136,331
Additional paid-in capital	3,195,023
Retained earnings	4,954,994
Accumulated other comprehensive loss	(810,876)

Total Stockholder’s Equity	$7,475,472

Total Capitalization	$17,561,932

(1)	Represents obligations of Union Bank, N.A.
(2)	Represents obligations of UnionBanCal Corporation.
(3)	These notes are guaranteed by the Federal Deposit Insurance Corporation under its Temporary Liquidity Guarantee Program.

USE OF PROCEEDS

The net proceeds of the sale of the trust common and trust preferred securities issued by each Trust will be invested by the applicable Trust in the related series of our debt securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use those proceeds, in addition to the net proceeds of any securities sold by us, for general corporate purposes, including working capital, acquisitions and other business opportunities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges for the periods presented.

	Year Ended December 31,					Quarter Ended March 31,
	2004	2005	2006	2007	2008	2008	2009

Ratio of earnings to combined fixed charges:

Excluding interest on deposits	23.45	12.12	6.04	3.96	2.36	3.78	(1)

Including interest on deposits	6.61	3.72	2.22	1.68	1.44	1.63	(1)

(1)          The earnings for the quarter ended March 31, 2009 were inadequate to cover combined fixed charges. The coverage deficiency for the quarter was $35.7 million, which represents the Company’s loss before income taxes.

For purposes of computing these ratios, earnings represent consolidated income before income taxes and cumulative effects of accounting changes plus consolidated fixed charges. Combined fixed charges represent interest expense, including interest on deposits where indicated, and such portion of rental expense deemed representative of the interest factor.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our preferred stock, depositary shares and debt securities; the trust preferred securities of the Trusts; and our trust preferred securities guarantees relating to each Trust. Only primary offerings of investment grade securities for cash that are not convertible into shares of our common stock will be offered and sold pursuant to this prospectus. Generally, a security is an “investment grade” security if, at the time of sale, at least one nationally recognized statistical rating organization has rated the security in one of its generic rating categories that signifies investment grade, which is, typically, the four highest rating categories. The securities issued by the Trusts will be identical with respect to each Trust, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security. As used in this “Description of Securities” section, the words “UnionBanCal Corporation,” “we,” “our,” “us,” or similar terms refer only to UnionBanCal Corporation and not to any of its subsidiaries.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”). Our certificate of incorporation and bylaws have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 305,000,000 shares, of which 300,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. All of our issued and outstanding shares of common stock are held indirectly by Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan. We will not offer or sell any of our shares of common stock or other securities convertible into shares of our common stock pursuant to this prospectus. At the date hereof, we have no authorized series of preferred stock and no shares of preferred stock outstanding.

Under our certificate of incorporation, our board of directors is authorized, subject to prior approval by the holders of a majority of our issued and outstanding shares of common stock and limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series. The board has discretion, subject to prior stockholder approval, to determine the number and the rights, preferences, privileges and restrictions of each series, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. We may not issue shares of common stock or fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of shares of preferred stock without the prior approval of the holders of a majority of the issued and outstanding shares of our common stock.

Subject to the rights, if any, of the holders of any series of preferred stock, and only with the prior approval of the holders of a majority of the shares of our issued and outstanding shares of common stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by our board of directors.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•                       the depositary has redeemed all related outstanding depositary shares, or

•                       we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the trust preferred securities does not purport to be complete and is subject to and qualified in its entirety by reference to the trust declaration for each Trust and the indenture between UnionBanCal Corporation and The Bank of New York Trust Company, N.A., as trustee, relating to our issuance of the debt securities, as supplemented by resolution of our board of directors or by supplemental indenture. You should read these documents as they, and not this description, define your rights as a holder of the trust preferred securities. These documents, or forms thereof, have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Each trust declaration authorizes the Regular Trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its trust preferred and trust common securities to purchase a series of our debt securities. The Property Trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

We will guarantee the trust preferred securities under a trust preferred securities guarantee. We will agree to make payments of distributions and payments on redemption or liquidation with respect to each Trust’s preferred securities, but only to the extent that the Trust has funds available to make those payments and has not made such payments. See “Description of the Trust Preferred Securities Guarantees.”

The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

Each trust preferred securities guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full, irrevocable and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust, but only to the extent that the Trust has funds available to make those payments and has not made such payments.

Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each Property Trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

Each series of trust preferred securities will have the terms, including distributions, redemption, voting and liquidation rights and such other preferred, deferred or other special rights or such restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the trust preferred securities, including:

•                       the name of the trust preferred securities;

•                       the dollar amount and number of trust preferred securities issued;

•                       the annual distribution rate(s), or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

•                       any provision relating to deferral of distribution payments;

•                       the date from which distributions will be cumulative;

•                       the conversion or exchange provisions, if any, including the price or rate and adjustments thereto for which trust preferred securities will be converted or exchanged, in whole or in part;

•                       the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

•                       the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of the trust preferred securities;

•                       the voting rights, if any, of holders of the trust preferred securities;

•                       any securities exchange on which the trust preferred securities will be listed;

•                       whether issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

•                       any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Each prospectus supplement will describe the U.S. federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by that prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, each trust declaration states that the related Trust shall be dissolved:

•                       on the expiration of the term of such Trust;

•                       upon the bankruptcy of UnionBanCal Corporation;

•                       upon the filing of a certificate of dissolution or its equivalent with respect to UnionBanCal Corporation;

•                       upon the consent of at least a majority in liquidation amount of the trust preferred and trust common securities of such Trust, voting together as a single class;

•                       90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•                       upon the written direction from us and after the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the Property Trustee and the Regular Trustees receive an opinion of nationally recognized counsel to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination of the Trust and the distribution of the debt securities;

•                       upon the occurrence of certain tax, regulatory or other specified events that could result in the termination of the Trust and the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the Trust;

•                       before the issuance of any securities with the consent of all Regular Trustees and UnionBanCal Corporation;

•                       upon the redemption of all of the trust common and trust preferred securities of such Trust; or

•                       upon entry of a court order for the dissolution of UnionBanCal Corporation or the Trust.

Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred and trust common securities issued by such Trust will be entitled to receive:

•                       cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, unless

•                       debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities.

After the liquidation date is fixed for any distribution of debt securities:

•                       the trust preferred securities will no longer be deemed to be outstanding;

•                       DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

•                       any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

If the Trust cannot pay the full amount due on its trust preferred and trust common securities because sufficient assets are not available for payment, then the amounts payable by the Trust on its trust preferred and trust common securities shall be paid pro rata. However, if an event of default under the related trust declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Declaration Events of Default

An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See “Description of Debt Securities—Events of Default.”

Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the capital securities have been cured or eliminated.

UnionBanCal Corporation and the Regular Trustees of a Trust must file annually with the Property Trustee for such Trust a certificate stating whether or not UnionBanCal Corporation is in compliance with all the applicable conditions and covenants under the related trust declaration.

Upon the occurrence of an event of default under the trust declaration, the Property Trustee of the applicable Trust, as the sole holder of the debt securities held by such Trust, will have the right under the indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

If a Property Trustee fails to enforce its rights under the related trust declaration or the indenture to the fullest extent permitted by law and subject to the terms of the trust declaration and the indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the Property Trustee’s rights under the trust declaration or the indenture without first instituting a legal proceeding against such Property Trustee or any other person.

If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies to collect its pro rata share of payments owed.

Removal and Replacement of Trustees

Only UnionBanCal Corporation, as the only holder of a Trust’s trust common securities, has the right to remove or replace the trustees of such Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for such Trust.

Conversion or Exchange Rights

The terms on which trust preferred securities of any series are convertible into or exchangeable for our other securities will be set forth in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions that adjust the number of shares of our other securities that holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

A Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body (“Merger Event”), except as described below. A Trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its trust preferred and trust common securities or the other Trustees, consolidate, amalgamate, merge with or into, or be replaced by another Trust, provided that:

•                       the successor entity either:

1.               assumes all of the obligations of the Trust relating to its trust preferred and trust common securities; or

2.               substitutes for the Trust’s trust preferred and trust common securities other securities substantially similar to those trust preferred and trust common securities (“successor securities”), so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

•                       UnionBanCal Corporation acknowledges a trustee of any successor entity who has the same powers and duties as the Property Trustee of the Trust as the holder of the particular series of debt securities;

•                       the trust preferred securities are listed, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization that the trust preferred securities are then listed, if any;

•                       the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material respect, other than with respect to any dilution of the holders’ interest in the new entity;

•                       the Merger Event does not cause the preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•                       the successor entity has a purpose substantially identical to that of the Trust;

•                       prior to the Merger Event, UnionBanCal Corporation and the Property Trustee have received an opinion of counsel from a nationally recognized law firm stating that (a) such Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect and (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•                       UnionBanCal Corporation guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable trust preferred securities guarantee and the guarantee of the common securities for the Trust, if any.

In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust may not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Declarations

The holders of trust preferred securities have no voting rights except as discussed under “—Mergers, Consolidations or Amalgamations of the Trust,” and “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and as otherwise required by law and the trust declaration for the applicable Trust.

A trust declaration may be amended if approved by a majority of the Regular Trustees, and in limited circumstances, the Property Trustee, of the applicable Trust. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

1.               any action that would adversely affect the powers, preferences or special rights of the trust’s preferred and common securities, whether by way of amendment to the trust declaration or otherwise; or

2.               the dissolution, winding-up or termination of the Trust other than pursuant to the terms of its trust declaration,

then the holders of the Trust’s trust preferred and trust common securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

If any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, specified provisions of the trust declaration may not be amended without the consent of all holders of the Trust’s trust preferred and trust common securities.

No amendment may be made to a trust declaration if the amendment would:

•                       cause the related Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•                       reduce or otherwise adversely affect the powers of the related Property Trustee, unless approved by that Property Trustee; or

•                       cause the related Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

•                       direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the Trust; or

•                       direct the exercise of any trust or power conferred upon such Property Trustee under that Trust’s trust declaration, including the right to direct the Property Trustee, as the holder of a series of debt securities, to

1.               exercise the remedies available under the indenture with respect to such debt securities,

2.               waive any event of default under the indenture that is waivable,

3.               cancel an acceleration of the principal of the debt securities, or

4.               consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under the indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the Property Trustee to declare the debt securities immediately due and payable. If, however, the indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a “super-majority”), then the Property Trustee for the trust preferred securities related to that series of debt securities must obtain approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, the Property Trustee must obtain an opinion of counsel from a nationally recognized law firm stating that the action would not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

The Property Trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice received from the indenture trustee with respect to the debt securities held by the Trust.

As described in each trust declaration, the Property Trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

1.               we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

2.               any trust preferred securities owned by us, the Regular Trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

Each Property Trustee will be unaffiliated with UnionBanCal Corporation and Mitsubishi UFJ Financial Group, Inc. For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of an event of default under the trust declaration of the applicable Trust, undertakes to perform only those duties that are specifically set forth in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following an event of default under the trust declaration.

Miscellaneous

The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•                       the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•                       the Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

•                       the debt securities held by the Trust will be treated as indebtedness of UnionBanCal Corporation for U.S. federal income tax purposes.

UnionBanCal Corporation and the trustees of a Trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or trust declaration) that we and the trustees of such Trust determine to be necessary or desirable for such purposes.

Holders of trust preferred securities have no preemptive or similar rights.

A Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

The Property Trustee will promptly make distributions to the holders of the Trust’s preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). The debt securities we offer will be issued under an indenture between us and The Bank of New York Trust Company, N.A., acting as trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or

“OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•                       the title;

•                       the aggregate principal amount;

•                       whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                       whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•                       the price or prices at which the debt securities will be issued;

•                       the date or dates on which principal is payable;

•                       the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                       interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•                       the right, if any, to extend the interest payment periods and the duration of the extensions;

•                       our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•                       conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                       the currency or currencies of payment of principal or interest;

•                       the terms applicable to any debt securities issued at a discount from their stated principal amount;

•                       the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•                       if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                       if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•                       if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•                       any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Junior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of UnionBanCal Corporation. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•                       the conversion or exchange price;

•                       the conversion or exchange period;

•                       provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•                       events requiring adjustment to the conversion or exchange price; and

•                       provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of UnionBanCal Corporation or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•                       failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period by UnionBanCal Corporation in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•                       failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•                       failure to make sinking fund payments when due;

•                       failure to perform any other covenant for 90 days after notice that performance was required;

•                       events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation; or

•                       any other Event of Default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

Unless otherwise indicated in the applicable prospectus supplement, an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

Similarly, unless otherwise indicated in the applicable prospectus supplement, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, unless otherwise indicated in the applicable prospectus supplement, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                       the holder has previously given to the trustee written notice of default and continuance of that default;

•                       the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                       the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•                       the trustee has not instituted the action within 60 days of the request; and

•                       the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We are required to file annually with the Trustee a certificate, signed by an officer of UnionBanCal Corporation, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•                       we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•                       we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•                       secure any debt securities;

•                       evidence the assumption by a successor corporation of our obligations;

•                       add covenants for the protection of the holders of debt securities;

•                       cure any ambiguity or correct any inconsistency in the indenture;

•                       establish the forms or terms of debt securities of any series; and

•                       evidence and provide for the acceptance of appointment by a successor trustee.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                       extend the final maturity of any debt security;

•                       reduce the principal amount or premium, if any;

•                       reduce the rate or extend the time of payment of interest;

•                       reduce any amount payable on redemption;

•                       change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•                       reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•                       modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•                       alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•                       impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•                       reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of Debt Securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

The indenture contains limitations on the right of the trustee, should it become a creditor of UnionBanCal Corporation, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future shareholder, officer or director, of UnionBanCal Corporation or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

The following description of the trust preferred securities guarantees does not purport to be complete and is subject to and qualified in its entirety by reference to our guarantee of the preferred securities issued by each Trust. We have filed forms of the trust preferred securities guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the applicable trust preferred securities guarantee as it, and not this description, defines your rights as a beneficiary of the trust preferred securities guarantees.

General

We will execute a trust preferred securities guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, The Bank of New York Trust

Company, N.A. will act as indenture trustee under each trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each trust preferred securities guarantee for the benefit of the trust preferred securities holders of the applicable Trust.

We will agree, as described in each trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments (as defined), except to the extent previously paid, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, to the extent not paid by a Trust (the “Guarantee Payments”), will be covered by the applicable trust preferred securities guarantee:

•                       any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, but only to the extent that the Trust has funds available to make the payment and has not made such pament;

•                       the redemption price, but only to the extent that the Trust has funds available to make the payment and has not made such payment; and

•                       upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all such trust preferred securities), the lesser of

1.               the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, but only to the extent the Trust has funds available to make the payment and has not made such payment; and

2.               the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the Trust (“Liquidation Payment”).

Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

No single document executed by UnionBanCal Corporation relating to the issuance of trust preferred securities will provide for its full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the indenture and the applicable trust preferred securities guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust’s obligations under its trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will constitute an unsecured obligation of UnionBanCal Corporation and will rank:

•                  subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to its obligations under a trust preferred securities guarantee;

•                  equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of our affiliates; and

•                  senior to our common stock.

Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the trust preferred securities guarantee. Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity. A trust preferred securities guarantee will not be discharged except:

•                  upon payment of the Guarantee Payments in full if not previously paid;

•                  upon distribution of the underlying securities to the holders of trust preferred securities upon any conversion or exchange of the holder’s trust preferred securities into the designated securities, if applicable; or

•                  upon distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration.

Amendments and Assignment

Changes to a trust preferred securities guarantee that do not adversely affect the rights of holders of trust preferred securities in any material respect may be made without the consent of those holders. Otherwise, a trust preferred securities guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the affected trust preferred securities, excluding any affected trust preferred securities held by us or any of our affiliates. A description of the way to obtain any approval is described under “Description of the Trust Preferred Securities—Voting Rights; Amendment of Declarations.” All guarantees and agreements contained in the trust preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Trust Preferred Securities Guarantee Events of Default

An event of default under a trust preferred securities guarantee occurs if:

•                  we fail to make any of our required payments or perform our obligations under the guarantee; or

•                  we fail to deliver the designated securities upon an appropriate election by the holder of related trust preferred securities to convert or exchange the trust preferred securities into the designated securities, if applicable.

The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each trust preferred securities guarantee, excluding any trust preferred securities held by us or any of our affiliates, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to such trust preferred securities guarantee or to direct the exercise of any trust or power given to the trustee under such trust preferred securities guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

The trustee under a trust preferred securities guarantee, other than during the occurrence and continuation of a default under the trust preferred securities guarantee, will only perform the duties that are specifically described in such guarantee. After such a default, the trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of its powers as described in the applicable trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Trust Preferred Securities Guarantee

Each trust preferred securities guarantee will terminate once the applicable trust preferred securities are paid in full upon distribution of the underlying securities to the holders of trust preferred securities, upon any conversion or exchange of the holder’s trust preferred securities into the designated securities, if applicable, or upon distribution of the corresponding series of debt securities to the holders of the applicable trust preferred securities. Each trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

Miscellaneous

We will pay all fees and expenses related to:

•                  the offering of the trust preferred securities and the related series of debt securities;

•                  the organization, maintenance and dissolution of a Trust;

•                  the retention of the trustees; and

•                  the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Governing Law

The trust preferred securities guarantees will be governed by, and construed in accordance with, the laws of the state of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY EACH TRUST

We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, to the extent the applicable Trust has funds available for the payments, as described under “Description of the Trust Preferred Securities Guarantees.” No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for its full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable trust preferred securities guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its trust preferred securities.

As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

•                  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

•                  the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•                  we will pay for any and all costs, expenses and liabilities of each Trust except such Trust’s obligations under its trust preferred securities; and

•                  each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If and to the extent that we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. If we fail to make interest or other payments on the debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the Property Trustee to enforce its rights under the debt securities. If the Property Trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.  If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust’s trust declaration to the extent we make a payment to you in any legal action.

A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we anticipate that securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. As specified in the relevant prospectus supplement or pricing supplement, a financial institution may act as depositary for Clearstream and Euroclear. We refer to these financial institutions in these capacities as the “U.S. Depositaries.”  Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•                  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•                  at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•                  we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•                  an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•                  any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•                  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•                  the maintenance, supervision or review of any of DTC’s records relating to these beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•                  PTCE 96-23, for specified transactions determined by in-house asset managers;

•                  PTCE 95-60, for specified transactions involving insurance company general accounts;

•                  PTCE 91-38, for specified transactions involving bank collective investment funds;

•                  PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•                  PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•                  no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•                  the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

PLAN OF DISTRIBUTION

UnionBanCal Corporation may sell preferred stock, depositary shares or any series of debt securities and a Trust may sell trust preferred securities in one or more of the following ways from time to time:

•                  to or through underwriters or dealers;

•                  by itself directly;

•                  through agents; or

•                  through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the offered securities and the proceeds to UnionBanCal Corporation or the applicable Trust, as the case may be, from the sale;

•                  any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•                  any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•                  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•                  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•                  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, UnionBanCal Corporation and/or a Trust, as the case may be, will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by UnionBanCal Corporation to one or more institutional purchasers, or through agents designated by UnionBanCal Corporation from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by UnionBanCal Corporation to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us and/or a Trust to indemnification by us and/or a Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom UnionBanCal Corporation or a Trust sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for UnionBanCal Corporation by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California, and for each Trust by Delaware counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of UnionBanCal Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an emphasis of a matter paragraph related to the Company’s privatization transaction during the year ended December 31, 2008, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable supplements.

Securities and Exchange Commission Registration Fee		$83,700
FINRA	$	*
Transfer Agents, Trustees and Depositary’s Fees and Expenses	$	*
Printing and Engraving Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Blue Sky Fees and Expenses	$	*
Legal Fees	$	*
Rating Agency Fees	$	*
Miscellaneous (including Listing Fees, if applicable)	$	*

*  Not presently known.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.          Indemnification

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

UnionBanCal’s Certificate of Incorporation provides that a director of UnionBanCal shall not be personally liable to UnionBanCal or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. UnionBanCal’s Certificate of Incorporation also provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the liability of directors, then the liability of a director of UnionBanCal, in addition to the limitation on personal liability provided in UnionBanCal’s Certificate of Incorporation, will be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

UnionBanCal’s Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, UnionBanCal is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees or agents of UnionBanCal (and any other persons to which Delaware law permits the corporation to provide indemnification and advancement) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to UnionBanCal, its stockholders, and others and subject to the limits on indemnification and advancement provided in Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

UnionBanCal’s Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UnionBanCal) by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UnionBanCal to procure a judgment in its favor by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and expenses) actually or reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UnionBanCal unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bylaws provide that to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The Bylaws provide that UnionBanCal shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of UnionBanCal, or is or was serving at the request of UnionBanCal as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that UnionBanCal is not authorized to provide indemnification of any director (1) for any breach of the director’s duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. The Bylaws provide that UnionBanCal shall advance expenses incurred or to be incurred in defending any such proceeding to any such director. The Bylaws contain procedures with respect to advancement of expenses and the right to indemnification of directors and provide that the rights to indemnification of, and the advancement of expenses to, directors are contract rights and provide that directors may bring suit against UnionBanCal, in certain cases, to recover unpaid claims for indemnification and advancement of expenses.

The Bylaws provide that UnionBanCal may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not UnionBanCal would have the power to indemnify him or her against such liability. However, the Bylaws provide that UnionBanCal may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by Part 359 of Title 12 of the Code of Federal Regulations.

Item 9.	Exhibits

Exhibit
Number		Description

1.1	*	Form of Underwriting Agreement relating to preferred stock
1.2	*	Form of Underwriting Agreement relating to depositary shares
1.3	*	Form of Underwriting Agreement relating to debt securities
3.1		Certificate of Incorporation of UnionBanCal Corporation (1)
3.2		Bylaws of UnionBanCal Corporation (2)
4.1	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust II
4.2	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust III
4.3	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust IV
4.4	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II
4.5	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III
4.6	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV
4.7		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II
4.8		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III (included in Exhibit 4.7)
4.9		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV (included in Exhibit 4.7)
4.10		Trust Indenture between UnionBanCal Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as Trustee, dated December 8, 2003 (3)
4.11		Form of Trust Preferred Security (included in Exhibit 4.7)
4.12		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II (4)
4.13		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III (included in Exhibit 4.12)
4.14		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV (included in Exhibit 4.12)
4.15	*	Form of Preferred Stock
4.16		Form of Depositary Agreement (5)
4.17		Form of Depositary Share (included in Exhibit 4.16)
5.1	†	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the Preferred Stock, Depositary Shares, Debt Securities and Trust Preferred Securities Guarantee
5.2		Opinion of Delaware counsel as to the legality of the Trust Preferred Securities
12.1	†	Statement re: Computation of Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends (6)
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2		Consent of Pillsbury Winthrop Shaw Pittman (included in Exhibit 5.1)
23.3		Consent of Delaware counsel (included in Exhibit 5.2)
24.1	†	Power of Attorney of certain officers and directors

†	Previously filed with the initial filing of this Registration Statement on June 4, 2009 (No. 333-159741).
*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

(1)	Incorporated by reference to Exhibit 3.1 to UnionBanCal Corporation’s Current Report on Form 8-K dated November 4, 2008.
(2)	Incorporated by reference to Exhibit 3.2 to UnionBanCal Corporation’s Current Report on Form 8-K dated November 4, 2008.
(3)	Incorporated by reference to Exhibit 99.1 to UnionBanCal Corporation’s Current Report on Form 8-K dated December 8, 2003 (SEC File No. 001-15081).
(4)	Incorporated by reference to Exhibit 4.16 to Amendment No. 3 to UnionBanCal Corporation’s Registration Statement on Form S-3 (No. 333-67581), filed February 8, 1999.
(5)	Incorporated by reference to Exhibit 4.20 to Amendment No. 2 to UnionBanCal Corporation’s Registration Statement on Form S-3 (No. 333-67581), filed February 1, 1999.
(6)	Incorporated by reference to Exhibit 12.1 to UnionBanCal Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Item 10.	Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act” );

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act” ) that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided , that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant:

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, UnionBanCal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3/A and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on June 26, 2009.

UNIONBANCAL CORPORATION

By:	/s/ Massaaki Tanaka
Masaaki Tanaka, President and Chief
Executive Officer

By:	/s/ David I. Matson
David I. Matson, Vice Chairman and
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date

*	June 26, 2009
Aida M. Alvarez Director

*	June 26, 2009
David R. Andrews Director

*	June 26, 2009
Nicholas B. Binkley Director

*	June 26, 2009
L. Dale Crandall Director

*	June 26, 2009
Murray H. Dashe Director

*	June 26, 2009
Philip B. Flynn Director and Vice Chairman and Chief Operating Officer

Name	Date

*	June 26, 2009
Christine Garvey Director

*	June 26, 2009
Michael J. Gillfillan Director

*	June 26, 2009
Mohan S. Gyani Director

*	June 26, 2009
Yoshiaki Kawamata Director

Nobuo Kuroyanagi Director

*	June 26, 2009
J. Fernando Niebla Director

*	June 26, 2009
Kyota Omori Director

*	June 26, 2009
Barbara L. Rambo Director

*	June 26, 2009
Masaaki Tanaka Director, President and Chief Executive Officer

*	June 26, 2009
Dean A. Yoost Director

* By	/s/ David I. Matson
David I. Matson
Attorney in fact

Pursuant to the requirements of the Securities Act of 1933, UnionBanCal Finance Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3/A and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on June 26, 2009.

UNIONBANCAL FINANCE TRUST II

By: UnionBanCal Corporation, as Sponsor

By:	/s/ David I. Matson
David I. Matson, Vice Chairman and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, UnionBanCal Finance Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3/A and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on June 26, 2009.

UNIONBANCAL FINANCE TRUST III

By: UnionBanCal Corporation, as Sponsor

By:	/s/ David I. Matson
David I. Matson, Vice Chairman and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, UnionBanCal Finance Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3/A and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on June 26, 2009.

UNIONBANCAL FINANCE TRUST IV

By: UnionBanCal Corporation, as Sponsor

By:	/s/ David I. Matson
David I. Matson, Vice Chairman and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number		Description

1.1	*	Form of Underwriting Agreement relating to preferred stock
1.2	*	Form of Underwriting Agreement relating to depositary shares
1.3	*	Form of Underwriting Agreement relating to debt securities
3.1		Certificate of Incorporation of UnionBanCal Corporation (1)
3.2		Bylaws of UnionBanCal Corporation (2)
4.1	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust II
4.2	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust III
4.3	†	Amended and Restated Certificate of Trust of UnionBanCal Finance Trust IV
4.4	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II
4.5	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III
4.6	†	Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV
4.7		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II
4.8		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III (included in Exhibit 4.7)
4.9		Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV (included in Exhibit 4.7)
4.10		Trust Indenture between UnionBanCal Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as Trustee, dated December 8, 2003 (3)
4.11		Form of Trust Preferred Security (included in Exhibit 4.7)
4.12		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II (4)
4.13		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III (included in Exhibit 4.12)
4.14		Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV (included in Exhibit 4.12)
4.15	*	Form of Preferred Stock
4.16		Form of Depositary Agreement (5)
4.17		Form of Depositary Share (included in Exhibit 4.16)
5.1	†	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the Preferred Stock, Depositary Shares, Debt Securities and Trust Preferred Securities Guarantee
5.2		Opinion of Delaware counsel as to the legality of the Trust Preferred Securities
12.1	†	Statement re: Computation of Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends (6)
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2		Consent of Pillsbury Winthrop Shaw Pittman (included in Exhibit 5.1)
23.3		Consent of Delaware counsel (included in Exhibit 5.2)
24.1	†	Power of Attorney of certain officers and directors

†	Previously filed with the initial filing of this Registration Statement on June 4, 2009 (No. 333-159741).
*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

(1)	Incorporated by reference to Exhibit 3.1 to UnionBanCal Corporation’s Current Report on Form 8-K dated November 4, 2008.
(2)	Incorporated by reference to Exhibit 3.2 to UnionBanCal Corporation’s Current Report on Form 8-K dated November 4, 2008.
(3)	Incorporated by reference to Exhibit 99.1 to UnionBanCal Corporation’s Current Report on Form 8-K dated December 8, 2003 (SEC File No. 001-15081).
(4)	Incorporated by reference to Exhibit 4.16 to Amendment No. 3 to UnionBanCal Corporation’s Registration Statement on Form S-3 (No. 333-67581), filed February 8, 1999.
(5)	Incorporated by reference to Exhibit 4.20 to Amendment No. 2 to UnionBanCal Corporation’s Registration Statement on Form S-3 (No. 333-67581), filed February 1, 1999.
(6)	Incorporated by reference to Exhibit 12.1 to UnionBanCal Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.